                                                                   Exhibit 10.17



THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                LICENSE AGREEMENT


         THIS LICENSE AGREEMENT is entered into effective as of April 14, 1999, (the "Effective Date") between ALKERMES CONTROLLED THERAPEUTICS, INC. a Pennsylvania corporation ("Alkermes"), located at 64 Sidney Street, Cambridge, Massachusetts 02139 and GENENTECH, INC., a Delaware corporation ("Genentech"), located at 1 DNA Way, South San Francisco, California 94080.

         Alkermes and Genentech entered into a License Agreement, effective November 13, 1996, and as amended June 16, 1997, December 29, 1998, and March 31, 1999 (the "1996 License Agreement"), under which they have been collaborating for the development of a 1st generation formulation of recombinant human growth hormone for use in human beings using Alkermes' technology, currently known as the ProLease(R) delivery system, consisting of patents and knowhow, that permits PLGA encapsulation of particular molecules leading to sustained release of such molecules when injected under the skin.

         Alkermes and Genentech wish to continue their collaboration to complete the development of the 1st generation formulation and to incorporate Alkermes' ProLease technology into a 2nd generation formulation of recombinant human growth hormone for use in human beings under the terms and conditions of this Agreement.

         Genentech wishes to provide Alkermes with funding to support the collaborative development of the 1st and 2nd generation formulations of Licensed Product as specifically set forth in this Agreement. In order to provide Alkermes with such funding, Genentech and Alkermes, Inc. a Pennsylvania corporation and the parent corporation of Alkermes ("Alkermes Parent"), have entered into that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") pursuant to which Genentech agrees to buy and Alkermes Parent agrees to sell shares of its Preferred Stock.

         Therefore, Alkermes and Genentech agree as follows:

1.       DEFINITIONS

         1.1 "AFFILIATE" shall mean an entity that, directly or indirectly, through one or more intermediaries, is controlled by Alkermes or Genentech. As used herein, the term "control" will mean the direct or indirect ownership of fifty percent (50%) or more of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



         1.2 "ALKERMES KNOWHOW" shall mean any and all proprietary information, data, test results, safety and efficacy data, knowledge, discoveries, inventions, materials, specifications, designs, regulatory filings, methods, processes and techniques which on or after November 13, 1996 were, or are now or hereafter owned by or in the possession or control of Alkermes and which Alkermes has the right to transfer or sublicense and which are related to the encapsulation of proteins in microspheres utilizing the ProLease(R) delivery system and any improvements thereto. Alkermes Knowhow does not include any of the foregoing which is generally ascertainable from publicly available information or which was known to Genentech prior to disclosure to Genentech by Alkermes, as evidenced by prior competent proof or which Genentech obtained independently or in collaboration with another partner and not in violation of any obligation of confidentiality.

         1.3 "ALKERMES PATENTS" shall mean the patents and patent applications listed on Exhibit A hereto and their foreign counterparts and all patents (including inventor's certificates) and patent applications containing claims to the encapsulation of proteins in microspheres and substitutions, extensions, reissues, renewals, divisions, continuations or continuation-in-parts of any of the foregoing, which Alkermes presently or hereafter owns or controls, either solely or jointly with Genentech or a third party, and which Alkermes now has or hereafter shall have the right to grant sublicenses to. Alkermes shall use its best efforts to amend Exhibit A by December 31 of each year to include any Alkermes Patents that have arisen in the period since the Effective Date or since the last amendment to Exhibit A; provided, however, that if Alkermes does not so amend Exhibit A by December 31 of any year, Alkermes shall so amend Exhibit A within thirty (30) days after receipt of a written request from Genentech to do so.

         1.4 "ALKERMES TECHNOLOGY" shall mean the Alkermes Patents and the Alkermes Knowhow.

         1.5 "BONUS MILESTONE PAYMENT" shall mean the sum of XXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

         1.6 "CLOSING PRICE" shall mean with respect to any securities on any day the closing sales price on such day or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of Alkermes, Inc. for that purpose, or a price determined in good faith by such Board of Directors, whose determination shall be conclusive and described in a Board resolution.

         1.7 "COMMERCIAL INTRODUCTION" shall mean the date of first commercial sale of a Licensed Product by Genentech.

         1.8 "COMMON STOCK" shall mean the class of capital stock of Alkermes Parent designated as Common Stock, par value $.01 per share, at the date hereof.

         1.9 "DEVELOPMENT FUNDS" shall mean (i) the proceeds from the sale of the Preferred Stock to Genentech to be spent by Alkermes in accordance with the 1999/2000 Development Budget, plus (ii) any development expenses incurred by Alkermes in the years 1999 or 2000 that are included in the 1999/2000 Development Budget and that exceed such proceeds.

         1.10 "DEVELOPMENT PLANS" shall mean the development plans for preclinical research, clinical development, manufacturing scale-up and supply of clinical and commercial Licensed Products as set forth in Exhibits B and C attached hereto.

         1.11 "FULLY BURDENED MANUFACTURING COST" shall mean the sum of: (i) the cost of goods produced, determined in accordance with generally accepted accounting principles in the United States as consistently applied by a Party, including but not limited to direct labor, material and product testing costs of the Licensed Product, as well as allocable overhead, (ii) any intellectual property acquisition and licensing costs directly allocable to the manufacture, use or sale of Licensed Products by a Party, as determined in accordance with generally accepted accounting principles in the United States as consistently applied by a Party, and (iii) any other costs borne by a Party for the transport, customs clearance, and storage of the Licensed Product (e.g., freight, duties, insurance and warehousing).

         1.12 "FIELD OF USE" shall mean the prevention, treatment, and diagnosis of any human disease or condition using any Licensed Product.

         1.13 "GENENTECH KNOWHOW" shall mean any and all proprietary information, data, test results, safety and efficacy data, knowledge, discoveries, inventions, materials, specifications, and designs and other information owned or controlled by or in

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



the possession of Genentech and which Genentech has the right to transfer or sublicense which is specifically and only directed at the manufacture of a Licensed Product (including all research, preclinical, clinical data specific for or a Licensed Product), but only to the extent derived by Genentech pursuant to or in the course of research conducted pursuant to the 1996 License Agreement and this Agreement. Genentech Knowhow does not include any of the foregoing, which are generally ascertainable from publicly available information.

         1.14 "GENENTECH PATENTS" shall mean any patents (including inventor's certificates) and patent applications containing claims to the composition or use of Licensed Products, as well as substitutions, extensions, reissues, renewals, divisions, continuations, or continuations-in-part of any of the foregoing, which Genentech own or control, either solely or jointly with Alkermes, and as to which Genentech now has or hereafter shall have the right to grant sublicenses.

         1.15 "GENENTECH TECHNOLOGY" shall mean the Genentech Patents and the Genentech Knowhow.

         1.16 "GHD" shall mean growth hormone deficiency.

         1.17 "INTEREST INCOME" shall mean for each period ending February 28, May 31, August 31 and November 30 of each year that the Preferred Stock is outstanding, the amount equal to the product of (i) the LIBOR Rate for the period ending on such date and (ii) the balance of the unexpended net proceeds from the issuance of the Preferred Stock at the end of such period.

         1.18 "LIBOR RATE" shall mean, for a particular quarter, the three-month London Interbank Offer Rate (LIBOR) published in the eastern edition of The Wall Street Journal on January 25, April 25, July 25 or October 25 (or the next succeeding business day) in such quarter.

         1.19 "LICENSED PRODUCT(S)" shall mean any pharmaceutical formulation for use in or for humans which contains human growth hormone or analogues thereof or contains nucleic acids meant to be incorporated into cells, causing production of human growth hormone or analogues thereof, and (i) which, but for the license granted herein, cannot be manufactured, used or sold without infringing a Valid Claim which is contained in an Alkermes Patent, or (ii) which utilizes or was made utilizing, contains, is based upon, is derived from, or could not have been made but for, the Alkermes Technology. "Licensed Product(s)" includes, but is not limited to, the 1st Generation Formulation and the 2nd Generation Formulation.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



         1.20 "MAJOR MARKET COUNTRY" shall include each of the following:
Germany, France, Italy, Japan, the United Kingdom or Spain.

         1.21 "NDA" shall mean a New Drug Application as that term is used in Title 21 of the Code of Federal Regulations.

         1.22 "NET DIVIDEND EXPENSE" shall mean the dollar amount equal to the difference of (i) the total cumulative dividend accrued (whether or not paid) on the Preferred Stock held by Genentech on the date prior to the payment of the Bonus Milestone Payment less (ii) the total cumulative amount of Interest Income.

         1.23 "NET SALES" shall mean the gross invoiced sales price charged for all Licensed Products sold or commercially disposed of for value by Genentech or by Sumitomo Pharmaceuticals ("Sumitomo"), Schwarz Pharma AG ("Schwarz") or any other entities which may replace Sumitomo or Schwarz and perform substantially similar services directly for Genentech (collectively, "Genentech's Distributors"), in arm's length sales to independent third parties after deduction of the following items, to the extent such items are incurred, provided that such items are included in the gross price charged and do not exceed reasonable and customary amounts for each such item in the market in which such sale occurred:

                  (a) trade, cash and quantity discounts or rebates actually allowed and taken;

                  (b) credits or allowances given or made for rejection or return of, and for uncollectible amounts on, a previously sold Licensed Product or for retroactive price reductions;

                  (c) any tax or government charge (including any tax such as a value added or similar tax or government charge other than an income tax) levied on the sale, transportation or delivery of a Licensed Product and borne by the seller thereof; and

                  (d) any charges allowed or prepaid for freight or insurance billed to the final customer.

         In the event Alkermes is receiving royalties under this Agreement from any Licensed Product sold in a form containing in addition to simple Licensed Product, at least one other ingredient which is Therapeutically Active but excluding diluents, vehicles or specific adjuvants, Net Sales for such combination Licensed Product will be calculated by multiplying actual Net Sales of such combination Licensed Product by the fraction A/(A+B) where A is the invoice price of the Licensed Product if sold separately,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



and B is the total invoice price of any other ingredient which is Therapeutically Active in the combination, if sold separately. If, on a country-by-country basis, the other ingredient which is Therapeutically Active in the combination is not sold separately in said country, Net Sales for the purpose of determining royalties of the combination Licensed Product shall be calculated by multiplying actual Net Sales of such combination Licensed Product by the fraction A/C where A is the invoice price of the Licensed Product, if sold separately, and C is the invoice price of the combination Licensed Product. If, on a country-by-country basis, neither the Licensed Product nor the other ingredient which is Therapeutically Active of the combination Licensed Product is sold separately in said country, Net Sales for the purpose of determining royalties of the combination Product shall be determined by the Parties in good faith. For purposes of this Section 1.23, "Therapeutically Active" shall mean biologically active but shall not include diluents, vehicles or specific adjuvants or any other ingredient (other than a Licensed Product) which does not have any, or only incidental, therapeutic properties when present alone.

         In general, the Parties agree to negotiate in good faith for an equitable determination of Net Sales of Licensed Product, on a country-by-country basis, in the event that Genentech or its distributors sell Licensed Product in such a manner that gross sales of the same are not readily identifiable.

         1.24 "NUTROPIN DEPOT" shall mean the ProLease sustained release formulation of Genentech's somatropin recombinant human growth hormone, the manufacture and clinical investigation of which has been conducted under Investigational New Drug (IND) number 49,177 held by Alkermes.

         1.25 "PARTY" shall mean Genentech or Alkermes and , when used in the plural, shall mean Genentech and Alkermes.

         1.26 "PREFERRED STOCK" shall mean the 1999 Redeemable Convertible Exchangeable Preferred Stock, par value $0.01 per share, of Alkermes Parent purchased by Genentech under the Stock Purchase Agreement.

         1.27 "REGULATORY APPROVAL" means any approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture and sale of a Licensed Product in a regulatory jurisdiction.

         1.28 "TERRITORY" shall mean all of the countries in the world except the United States.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



         1.29 "TRADING DAY" shall mean (i) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock exchange or another national security exchange is open for business or (ii) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (iii) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         1.30 "VALID CLAIM" shall mean a subsisting claim of an issued and unexpired Alkermes Patent (i) that has not been declared invalid, unpatentable or unenforceable by a decision of a governmental body or court of competent jurisdiction, (ii) that is unappealable or unappealed within the time allowed for appeal, (iii) that has not been rendered unenforceable through disclaimer or otherwise, and (iv) that is not subject to an interference claim.

         1.31 "1ST GENERATION FORMULATION" shall mean Nutropin Depot.

         1.32 "2ND GENERATION FORMULATION" shall mean a reformulation of Nutropin Depot meeting the specifications described in Exhibit B, or as agreed upon in writing by the Parties.

         1.33 "1999/2000 DEVELOPMENT BUDGET" shall mean any budget for the years 1999 and 2000 agreed upon in writing by the Parties for the development expenses to be incurred by Alkermes or on its behalf, and to be paid for by Genentech through the purchase of Preferred Stock, and the payment for the Bonus Milestone Payment, if any, for the collaborative development of the 1st and 2nd Generation Formulations of Licensed Product. The 1999/2000 Development Budget is attached hereto as Exhibit D.

         1.34 "2001/2002 DEVELOPMENT BUDGET" shall mean any budget for the years 2001 and 2002 agreed upon in writing by the Parties for the development expenses to be incurred by Alkermes or on its behalf, for the collaborative development of any Licensed Product. The proposed 2001/2002 Development Budget is attached hereto as Exhibit E.

1A. 1996 License Agreement Amended and Restated. This Agreement amends and restates in full the provisions of the 1996 License Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



2.       LICENSES AND OPTIONS TO GENENTECH AND ALKERMES

         2.1 GRANT OF LICENSE RIGHT TO GENENTECH. Alkermes hereby grants to Genentech (i) a coexclusive right and license along with Alkermes within the United States and within the Field of Use through December 14, 2000, (ii) an exclusive right and license (even as to Alkermes) within the United States and within the Field of Use after December 14, 2000 and (iii) an exclusive right and license (even as to Alkermes) within the Territory and within the Field of Use, all under the Alkermes Patents and the Alkermes Knowhow to perform research and development on, to manufacture and have manufactured, use, import, offer for sale and sell any Licensed Product containing human growth hormone. Genentech may not sublicense any of the rights granted in this Section 2.1. Alkermes hereby agrees not to grant any further licenses to the rights it retains through December 14, 2000 pursuant to this Section 2.1.

         2.2 GRANT OF LICENSE RIGHT TO ALKERMES. Genentech hereby grants to Alkermes a coexclusive royalty-free right and license along with Genentech within the United States, under the Genentech Technology and, after December 14, 2000, under the Alkermes Patents and Knowhow, to perform research and development on and to manufacture any Licensed Product pursuant to Section 5 hereof.

3.       PAYMENTS TO ALKERMES

         3.1      MILESTONE PAYMENTS

                  (a) Genentech shall pay Alkermes the amounts specified below upon the first occurrence of each event set forth below with respect to the 1st Generation Formulation of Licensed Product:

EVENTS                                                    MILESTONE PAYMENT
------                                                    -----------------

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                             $XXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXX                                 $XXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

                  (b) In addition to the amounts specified above, Genentech will make the Bonus Milestone Payment to Alkermes upon the achievement of the later to occur of (x) and (y):

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                  (x)      XXXXXXXXXXXXXXXX:

                           1.       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

                           2.       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

                           3.       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                  XXXXXXXXXXXXXXXXXX

                  (c) Subject to prior notification to Alkermes, Genentech shall pay the Bonus Milestone Amount (i) in cash, (ii) by surrendering some or all of the Preferred Stock (including accrued dividends) held by Genentech pursuant to the following terms and conditions, or (iii) some combination of (i) and (ii):

                           1. Any surrender by Genentech of some or all of the
Preferred Stock to Alkermes to pay the Bonus Milestone Amount in whole or in part shall be a redemption in accordance with Alkermes Parent's Second Amended and Restated Articles of Incorporation, as amended, and, in the event of such a surrender, Alkermes shall credit against the Bonus Milestone Amount an amount equal to the redemption price of the shares of Preferred Stock surrendered by Genentech; provided that any such surrender and redemption is subject to the legal availability of funds therefor under Section 1551 of the Pennsylvania Business Corporation Law, as amended; and

                           2. In the event that the Closing Price of the Common
Stock is at or above XXXXXXXXXXXXXXXXXX per share for the twenty (20) consecutive Trading Days immediately preceding the date of payment of the Bonus Milestone Amount, Alkermes can, at its option, instruct Genentech, when paying the Bonus Milestone Amount, to surrender no more than XXXXXXXXXXXXXXXXX of the Preferred Stock originally issued to Genentech under the Stock Purchase Agreement in lieu of cash and to make a cash payment for the remaining Bonus Milestone Amount; and

                           3. In the event Genentech surrenders some or all of
the Preferred Stock to Alkermes to pay the Bonus Milestone Amount in whole or in part, Genentech shall deliver to Alkermes at the time of such surrender a certificate

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



representing the shares of Preferred Stock surrendered and any other documents or certificates reasonably requested by Alkermes.

         3.2      ROYALTIES

                  (a) ROYALTIES PAYABLE BY GENENTECH. Genentech shall pay royalties to Alkermes of XXXXXXXXXXXXXXXXX of Net Sales of Licensed Products sold by Genentech or by Genentech's Distributors, in each country in the United States and the Territory.

                  (b) OFFSETS FOR THIRD PARTY ROYALTIES. The royalties otherwise payable by Genentech hereunder shall be reduced by XXXXXXXXXXXXXXXXXXXX of the amounts that Genentech must pay to any third party due to manufacture, use, or sale of Licensed Products and caused by the fact that the Licensed Product incorporates the Alkermes Technology, on a country-by-country basis; provided, however, that in no event shall the royalties payable hereunder be reduced by more than XXXXXXXXXXXXXXXXXXX.

                  (c) MILESTONE CREDITS. XXXXXXXXXXXXXXXXXXX of the milestone payments marked with an asterisk made with respect to the events described in
Section 3.1 shall be creditable by Genentech against future royalties to be paid to Alkermes pursuant to this Section 3.2.

                  (d) ROYALTY REDUCTION. Until December 14, 2000, the royalties otherwise payable by Genentech hereunder shall be reduced to XXXXXXXXXXXXXXX of Net Sales of Licensed Products sold by Genentech or by Genentech's Distributors, effective automatically if (and when) Alkermes commences development and commercialization, outside of the scope of the collaboration with Genentech pursuant to this Agreement, of any pharmaceutical formulation of human growth hormone using any Alkermes Technology and any human growth hormone or analogues thereof (or nucleic acids meant to be incorporated into cells, causing production of human growth hormone or analogues thereof) not within the Genentech Technology. Any such pharmaceutical formulation is referred to herein as a "Competing Product". Such development and commercialization shall be deemed to include commencement of any human clinical trial of any Competing Product, and Alkermes shall be required to notify Genentech of the commencement of any such trial not later than the date of enrollment of the first subject in such trial. However, the automatic royalty reduction herein shall apply even if Alkermes fails to provide such notice, and if Genentech continues to pay royalties at the higher rate under Section 3.2(a) for any time period during which it later learns that Alkermes had commenced development and commercialization of a Competing Product, Genentech shall be entitled to offset against any future payments owed under

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



this Agreement the full amount of any excess royalties paid to Alkermes during such time period that the reduced royalty rate herein should have applied (plus interest thereon at a rate equal to XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.


         3.3 MODE OF PAYMENT OF ROYALTIES. For purposes of determining when a sale of a Licensed Product occurs, the sale shall be deemed to occur on the earlier of: (i) the date the Licensed Product is shipped, or (ii) the date of the invoice to the purchaser of the Licensed Product. All royalty payments shall be made within ninety (90) days of the end of each calendar quarter in which the sale was made. Such royalty payments shall be accompanied by a detailed statement that shall include for each country in which sales of Licensed Products occurred: the gross sales (if available) and Net Sales in each country's currency or in the Euro, if applicable; the applicable royalty rate; the royalties payable in each country's currency or the Euro, if applicable, including an accounting of all deductions taken in the calculation of Net Sales and a separate accounting for all Combination Products sold and the formulas used in the calculation of royalties owed thereon; the applicable exchange rate to convert from each country's currency or the Euro, if applicable, to United States Dollars; and the royalties payable in United States Dollars. Royalty payments shall first be calculated in the currency in which sales took place or in the Euro, if applicable, and then converted to United States Dollars based on the spot rate as reported by Reuters at the end of each calendar quarter in which the sale was made. All royalty payments hereunder shall be made to Alkermes in United States Dollars by bank wire transfer in immediately available funds to such account designated by Alkermes. Genentech shall provide notice at least five (5) days prior to the wire transfer date of the amount of payment, the nature of the payment (with reference to the applicable section of this Agreement) and the date of receipt of good funds. Such notice should be given to the Treasurer of Alkermes at the address set forth in the Notices and Deliveries Section of this Agreement or such other address directed by Alkermes. All payments hereunder shall be made net of any withholding taxes, duties, levies, fees or charges required to be withheld under the law, on behalf of the other party. Genentech shall make any withholding payments due on behalf of Alkermes and shall promptly provide Alkermes with written documentation of any such payment sufficient to satisfy any requirements of the United States Internal Revenue Service related to an application by Alkermes for a foreign tax credit for such payment. Genentech agrees to take reasonable and lawful steps as Alkermes may request to minimize the amount of tax to which payments to Alkermes are subject, if such steps are not detrimental to Genentech.

         3.4 RESTRICTIONS ON PAYMENT. If by law, regulations or fiscal policy of a particular country, remittance of royalties in United States Dollars is restricted or

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



forbidden, notice thereof will be promptly given to Alkermes, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of Alkermes in a recognized banking institution designated by Alkermes. When in any country the law or regulations prohibit both the transmittal and deposit of royalties on sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect and as soon as such prohibition ceases to be in effect, all royalties that Genentech would have been under obligation to transmit or deposit but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable. Genentech will first obtain written agreement from Alkermes before selling a Licensed Product in a country known to Genentech to restrict or forbid remittance of royalties in United States Dollars.

         3.5 RECORDS RETENTION. Genentech agrees to keep for at least three (3) years, records of all sales of Licensed Products in sufficient detail to permit Alkermes to confirm the accuracy of Genentech's royalty calculations. At the request of, upon at least five (5) days' prior written notice, and at the expense of Alkermes, Genentech shall permit a nationally recognized, independent, certified public accountant appointed by Alkermes and reasonably acceptable to Genentech to examine these records solely to the extent necessary to verify such calculations, provided that such accountant has entered into a confidentiality agreement with Genentech substantially similar to the confidentiality provisions of this Agreement, limiting the use and disclosure of such information to purposes germane to this Section 3.5. Results of any such examination shall be made available to Alkermes and to Genentech. If such examination reveals an underpayment of royalties by ten percent (10%) or more, Genentech shall pay all costs of such examination. In the event such accountant concludes that additional royalties are owed, the additional royalties shall be paid within thirty (30) days of the date Alkermes delivers to Genentech the accountant's written report reflecting such conclusion. This Section 3.5 shall survive any termination of this Agreement for three (3) years.

         3.6 MILESTONE PAYMENTS FOR CLINICAL DEVELOPMENT AND PROCESS SCALE-UP. Genentech shall pay Alkermes the amounts specified below if the listed events are completed on or before the listed dates and Alkermes performs the clinical development and process scale-up work necessary for the completion of the particular event.


       EVENT                        DATE                        PAYMENT
       ------------------------     ---------------------       -------
1.     XXXXXXXXXXXXXXXXXXXXXXXX     XXXXXXXXXXXXXXXXXXXXX       XXXXXXXX
       XXXXXXXXXXXXXXXXXXXXXXXX     XXXXXXXXXXXXXXXXXXXXX
       XXXXXXXXXXXXXXXXX            XXXXXXXXXXXXXXXXXXXXX
                                    XXXXXXXXXXXXXXXXXXXX


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THE SECURITIES AND EXCHANGE COMMISSION.



4.       DEVELOPMENT PLAN

         The Parties have established a Joint Development Committee ("JDC") to provide oversight on all aspects of product development and to review the progress of preclinical development, clinical development and regulatory filings. The JDC will have three representatives appointed by each of Genentech and Alkermes. Such representatives will have expertise in any of the areas of clinical development, process sciences, manufacturing, marketing or regulatory affairs; however, the JDC members will not be personally responsible for implementing the Development Plans. Either Party may replace any or all of its representatives at any time upon written notice to the other Party. The JDC will meet at least once each calendar quarter or at such other times as directed by Genentech. While the Alkermes representatives may comment on any development and regulatory filing plans, Genentech shall have the final say and shall direct the process, except that Alkermes shall make the final determination if there is a disagreement on a matter that would lead to a substantial increase in the total manpower committed by Alkermes or the scheduling of Alkermes critical facilities when the scheduling is less than one year in advance.

         4.1 CLINICAL DEVELOPMENT OF 1ST GENERATION LICENSED PRODUCT BY ALKERMES. Alkermes shall assemble all data and documentation and Genentech shall file for Regulatory Approval with the FDA in the United States for the 1st Generation Formulation of Licensed Product. The Parties agree that obtaining Regulatory Approval in the United States for the 1st Generation Formulation is the highest priority activity for both Parties under this Agreement. Exhibit C sets forth the activities to be completed with respect to the NDA filing. Changes in the project scope, timelines or costs shall be brought to the attention of the JDC for review and the JDC shall make recommendations regarding appropriate changes or additions to Exhibit C. Genentech shall make all final decisions on any changes or additions to Exhibit C.

         4.2 PRECLINICAL DEVELOPMENT OF 2ND GENERATION LICENSED PRODUCT. Alkermes shall perform Preclinical Research for the 2nd Generation Formulation of the Licensed Product as set forth in Exhibit B attached hereto. Changes in the project scope, timelines or costs shall be brought to the attention of the JDC for review and the JDC shall make recommendations regarding appropriate changes or additions to Exhibit B. Genentech shall make all final decisions on any changes or additions to Exhibit B. Genentech shall file and hold the IND for the 2nd Generation Formulation of Licensed Product as described in Exhibit B.

         4.3 CLINICAL DEVELOPMENT OF 2ND GENERATION LICENSED PRODUCT


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                  (a) Alkermes shall sponsor clinical trials for the 2nd
Generation Formulation as provided in Exhibit B (the "Clinical Trials"). Alkermes shall be solely responsible for and shall use its commercially reasonable efforts to perform the Clinical Trials as described in Exhibit B. For the purposes of this Agreement, "commercially reasonable" efforts shall mean those efforts expended by Alkermes on its own high priority projects. Alkermes shall prepare in collaboration with Genentech all documentation necessary for associated filings with regulatory agencies and Genentech shall make all such filings as described in Exhibit B. However, Genentech may, in its sole discretion, determine to have Alkermes make filings for Regulatory Approval. The JDC will oversee clinical development and regulatory filings and carry out plans for clinical development and regulatory filings communicated to it by Genentech. Exhibit B sets forth the Clinical Trials to be conducted, along with the anticipated timeline, requirements and estimated costs for the Clinical Trials and associated regulatory filings. If there are changes in project scope, timelines or costs, the JDC shall be informed and shall review and suggest necessary changes or additions. Genentech shall make all final decisions on any changes or additions to Exhibit B.

                  (b) At any time, if, in Genentech's sole discretion, Genentech believes that Alkermes is not using its commercially reasonable efforts to complete or is not capable of completing any of the clinical development tasks for which Alkermes is given responsibility, Genentech may so notify Alkermes and complete such task itself.

         4.4 SUPPLY OF CLINICAL MATERIAL BY ALKERMES. Alkermes shall be responsible for, and shall use its commercially reasonable efforts to, supply all clinical needs and requirements of the 1st and 2nd Generation Formulations of Licensed Product. Such Licensed Product shall be produced under GMP and all other applicable laws and regulations. Exhibit B attached hereto sets forth Alkermes' estimated timeline, requirements, and costs for supplying the 2nd Generation Formulation of the Licensed Product for the Clinical Trials. Alkermes will provide, and the Parties will agree upon, additions to Exhibit B for other clinical trials of Licensed Products. Exhibit C attached hereto sets forth Alkermes' estimated timeline, requirements, and costs for supplying the 1st Generation Formulation of Licensed Products for ongoing clinical studies and qualification lots for NDA submission.

         4.5 SCALE-UP OF THE MANUFACTURING PROCESS BY ALKERMES. Alkermes shall be responsible for, and shall use its commercially reasonable efforts to, scale up the process for producing the 1st and 2nd Generation Formulations of Licensed Product for both clinical and (unless Genentech manufactures commercial Licensed Product pursuant to Section 5) commercial requirements, provided that Genentech supplies sufficient quantities of human growth hormone (at Genentech's expense) to enable


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Alkermes to do so. Exhibit B attached hereto sets forth the anticipated timeline, requirements and costs for scaling-up the manufacturing process for making the 2nd Generation Formulation of Licensed Product for clinical and commercial use. Genentech shall not be responsible for any of Alkermes' capital cost of its facilities except as otherwise set forth in Exhibit B or approved by the JDC for the facility in which commercial Licensed Product(s) are to be manufactured. The Parties will prepare and agree upon a separate document setting forth the anticipated timeline, requirements and costs for scaling-up the manufacturing process for other applications of the Licensed Product.

         4.6 FUNDING FOR PRECLINICAL DEVELOPMENT, CLINICAL DEVELOPMENT, SUPPLY AND SCALE-UP OF LICENSED PRODUCTS.

                  (a) In connection with the development of the Licensed Products, the 1999/2000 Budget is attached hereto as Exhibit D and the proposed 2001/2002 Development Budget is attached hereto as Exhibit E. The 2001/2002 Development Budget shall be reviewed by the JDC prior to the fourth calendar quarter of the year 2000 and the JDC shall approve such budget or make recommendations for changes or additions. Genentech shall make the final decision regarding any changes or additions to the 2001/2002 Development Budget.

                  (b) Genentech shall fund XXXXXXXXXXXXXXXXXXXXXXXXXXXXX towards activities related to the filing for Regulatory Approval with the FDA of the 1st Generation Formulation of the Licensed Product and for the development of the 2nd Generation Formulation of the Licensed Product in accordance with the agreed upon Development Plans and 1999/2000 Development Budget. This amount shall be funded to Alkermes through the purchase of Preferred Stock under the Stock Purchase Agreement and the payment of the Bonus Milestone Payment, if any. The 1999/2000 Budget shall be reviewed by the Parties on a quarterly basis to update the budget forecast and to assess the need for additional funding. Any increase in the amount of funding shall require the agreement of both Parties and such funding shall be through the purchase of additional Preferred Stock. Alkermes shall submit a detailed monthly report to Genentech within four (4) weeks after the end of each month during which it expends Development Funds in 1999 and 2000. Such report shall set forth the activities completed, including development and scale-up efforts and supply of 1st and 2nd Generation Formulations for clinical use, the Full Time Equivalent (FTE) utilization rate broken down by functional area and the costs for such activities, which shall be reasonably in accordance with amounts previously agreed upon in the 1999/2000 Development Budget by the JDC for such activities. In the event of a change of control as described in Section 9.9 herein, exercise of the rights described in the Discontinuation Agreement prior to December 31, 2000 shall result in the funding of the


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Development Plans pursuant to paragraph (c) below rather than through this paragraph (b).

                  (c) Genentech shall reimburse the costs incurred by Alkermes in accordance with the Development Plans and the 2001/2002 Development Budget, and for 1st and 2nd Generation Formulations of Licensed Product supplied for clinical use in 2001 and 2002, at Alkermes' actual cost, as determined by Alkermes in accordance with the FTE rate agreed upon for such years by the JDC at the beginning of each Alkermes fiscal year, to be consistently applied throughout such years, plus the external costs of performing any clinical trials agreed upon by the JDC. In 2001 and 2002, Alkermes shall submit a detailed monthly report to Genentech as described in Section 4.6 (b) above, together with an invoice for the total amount to be reimbursed by Genentech, which shall be reasonably in accordance with the amounts agreed upon by the JDC for the 2001/2002 Development Budget. Genentech shall reimburse Alkermes' costs within thirty (30) days of receiving each invoice. With regard to supply of Licensed Product for clinical use by Genentech, Alkermes will only ship to an invoice Genentech for Licensed Product ordered by Genentech pursuant to binding purchase orders.

                  (d) Alkermes will keep reasonably detailed records of its costs of performing the obligations set forth in this Agreement, as determined by Alkermes consistent with the FTE rate methods used by Alkermes in connection with the prior research and development activities conducted in collaboration with Genentech plus other external costs as agreed upon by the JDC.

         4.7 DEVELOPMENT DUE DILIGENCE. Alkermes shall use its commercially reasonable efforts to meet the timelines set forth in the Development Plans.

5.       MANUFACTURE OF LICENSED PRODUCT

         5.1 MANUFACTURE BY ALKERMES. Alkermes shall be responsible for, and shall use its commercially reasonable efforts to, supply all clinical and commercial requirements of Licensed Product in either final vial form or bulk form as agreed upon by the Parties. The provisions governing production of material for clinical trials are set forth in Section 4.4. The provisions governing the production of commercial material shall be set forth in a Supply Agreement to be entered into by the Parties on or before June 30, 1999. The price of supply of commercial material in the Supply Agreement will be a purchase price per vial (or similar quantity) of XX of the gross invoiced sales price per vial (or similar quantity) used in the calculation of Net Sales less the deductions used in the calculation of Net Sales. Prior to Commercial Introduction, the purchase price will be based on the expected gross invoiced sales price and expected deductions


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upon Commercial Introduction. If Alkermes supplies only bulk product in this situation, Genentech shall be entitled to deduct its Fully Burdened Manufacturing Cost of filling and finishing Licensed Product from the amount otherwise payable to Alkermes. Genentech will supply the necessary amount of growth hormone free-of-charge to enable Alkermes to fulfill its supply obligations. Alkermes will permit Genentech representatives to review periodically Alkermes' quality control procedures and records, and to visit Alkermes' facilities, upon prior written notice to Alkermes and at reasonable times for quality assurance purposes.

         5.2 MANUFACTURE BY GENENTECH. If in Genentech's reasonable opinion, Alkermes is unable to manufacture all clinical and commercial quantities of any Licensed Product, Alkermes shall transfer to and fully enable Genentech with the then most current version of all materials, regulatory filings, knowhow, reagents and expertise necessary for Genentech to undertake the manufacture of Licensed Products. All transfers of materials and information to Genentech shall be free of charge to Genentech if the transfer occurs due to a breach of this Agreement by Alkermes. If the transfer occurs due to any other inability to perform of Alkermes, Genentech shall reimburse Alkermes for all reasonable costs of transfer of materials and information. Alkermes shall continue to manufacture Licensed Product until, in Genentech's reasonable opinion, Genentech is fully enabled to manufacture. Manufacture of Licensed Product may be done partially by Alkermes and partially by Genentech in this situation. If that is the case, and the situation is caused by a breach of this Agreement by Alkermes, the price otherwise payable by Genentech to Alkermes under the provisions of Section 5.1 shall be reduced to XXXX of the gross invoiced sales price per vial (or similar quantity) used in the calculation of Net Sales less the deductions used in the calculation of Net Sales. Otherwise, the price otherwise payable will be prorated based on the percentage of the total manufacture of Licensed Product being done by each Party.

6. COMMERCIALIZATION. Genentech agrees to pursue a diligent sales and marketing effort for a Licensed Product to be sold by Genentech relative to other products of similar commercial potential that are being sold and marketed by Genentech. A default by Genentech with respect to pursuing a diligent sales and marketing effort for a Licensed Product in one country shall not constitute a default by Genentech with respect to any other country.

7. REPRESENTATIONS AND WARRANTIES

         7.1 REPRESENTATIONS AND WARRANTIES OF ALKERMES. Alkermes hereby represents and warrants that:


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                  (a) the execution and delivery of this Agreement and the
performance of the transactions contemplated hereby have been duly authorized by all appropriate Alkermes corporate action;

                  (b) this Agreement is a legal and valid obligation binding upon Alkermes and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by Alkermes does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

                  (c) Alkermes has the right to grant the licenses granted in
Section 2.1, and has no knowledge of any rights of any third parties that would interfere with the practice of the Alkermes Technology by Genentech as contemplated under this License Agreement; and

                  (d) to the best of its knowledge, Alkermes is not obligated under any agreement as of the date hereof to pay any third party royalties with respect to the Alkermes Technology;

         7.2 REPRESENTATIONS AND WARRANTIES OF GENENTECH. Genentech represents and warrants that:

                  (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Genentech corporate action;

                  (b) this Agreement is a legal and valid obligation binding upon Genentech and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by Genentech does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

                  (c) Genentech has the right to grant the license granted herein.

8.       CONFIDENTIALITY

         8.1 DISCLOSED CONFIDENTIAL INFORMATION. In the course of performance of this Agreement, one Party may disclose to the other or receive written information from the other relating to the subject matter of this Agreement which information, if so


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identified in writing either pursuant to this Section 8.1 or otherwise upon disclosure, shall be considered the disclosing Party's "Disclosed Confidential Information." Each Party agrees that it will take the same steps to protect the confidentiality of the other Party's Disclosed Confidential Information as it takes to protect its own proprietary and confidential information. Each Party shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as contemplated by this Agreement or with the other Party's written consent, the other Party's Disclosed Confidential Information for a period of five (5) years from the date of termination of this Agreement.

         8.2 SHARED CONFIDENTIAL INFORMATION. In the course of performance of this Agreement, the Parties may jointly develop, invent or discover information, substances or processes, which shall be considered the "Shared Confidential Information" except as otherwise set forth in Section 9.6. Each Party agrees that it will take the same steps to protect the confidentiality of the Shared Confidential Information as it takes to protect its own proprietary and confidential information. Each Party shall protect and keep confidential and shall not publish or otherwise disclose to any third party, except as contemplated by this Agreement or with the other Party's written consent, the Shared Confidential Information for a period of five (5) years from the date of termination of this Agreement. Each Party may, however, use any Shared Confidential Information for any purpose; provided that such use shall not be deemed a license or a grant of any additional right or license other than or in addition to the right and license granted in Section 2 of this Agreement.

         8.3 PERMITTED DISCLOSURE. In addition, each Party shall be entitled to disclose, under a binder of confidentiality containing provisions as protective as this Section 8, "Confidential Information," which shall include Disclosed Confidential Information and Shared Confidential Information, to consultants and other third parties for any purpose provided for in this Agreement. The Parties shall consult prior to the submission of any manuscript for publication if the publication will contain any Confidential Information of the other Party unless the laws and regulations applicable to the third party submitting such manuscript prohibit such consultation. Such consultation shall include providing a copy of the proposed manuscript to the other Party at least sixty (60) days prior to the proposed date of submission to a publisher, incorporating appropriate changes proposed by the other Party into the manuscript submission and deletion of all Confidential Information of which such Party does not agree to the publication. The foregoing notwithstanding, Confidential Information may be disclosed as a part of a patent application filed on inventions made under this Agreement and during any official proceeding before a court or governmental agency if reasonably related and necessary to that proceeding. For the purpose of this Agreement, Confidential Information shall not include such information that:


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                  (i) was known to the receiving Party at the time of
disclosure; or

                  (ii) was generally available to the public or was otherwise part of the public domain at the time of disclosure or became generally available to the public or otherwise part of the public domain after disclosure other than through any act or omission of the receiving Party in breach of this Agreement; or

                  (iii) became known to the receiving Party after disclosure from a source that had a lawful right to disclose such information to others; or

                  (iv) was independently developed by the receiving Party where such independent development can be established by written documentation.

         8.4 INTEGRATION. This Section 8 supersedes any confidential disclosure agreement between the Parties as to the subject matter hereof. Any confidential information under any such agreement shall be treated as Confidential Information hereunder.

9.       TERM; TERMINATION

         9.1 TERM; TERMINATION AT FULL TERM. This Agreement shall commence as of the Effective Date and, except as provided in the next sentence or unless sooner terminated as provided hereunder, shall terminate on a country-by-country basis on the later of (i) 10 years after Commercial Introduction in that country, or
(ii) the expiration of the last Valid Claim of an Alkermes Patent in that country. Notwithstanding any termination at the full term of this Agreement, which shall occur upon termination as described in the preceding sentence in the United States and each country in the Territory, or termination as otherwise provided in this Section 9, the provisions of Sections 8, 10, 11 and 12 will not terminate on said date but will continue in full effect. Upon termination of the royalty obligations in any country, Genentech shall thereafter have in perpetuity a fully paid up, royalty-free exclusive license in that country under the Alkermes Technology to import, make, have made, use, offer for sale and sell Licensed Products in the Field of Use without any accounting to Alkermes.

         9.2 UNILATERAL TERMINATION. Genentech shall have the right following ninety (90) days written notice to Alkermes to terminate this Agreement at any time for any reason except for material breach by Alkermes, which shall be governed by Section 9.3 hereof. In the event that a Licensed Product has received Regulatory Approval and Alkermes is manufacturing such Licensed Product for commercial sale, Genentech may so terminate this Agreement only after providing six (6) months written notice. In any


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event, Alkermes shall be allowed to spend Development Funds or, if all
Development Funds have been expended, receive reimbursement from Genentech, for any non-cancelable obligations it has incurred for which Genentech would otherwise be obligated to support under the Development Budget(s) if this Agreement had not been terminated. If manufacturing technology has been transferred to Genentech by Alkermes other than by reason of a material breach by Alkermes, then Genentech shall transfer all such technology back to Alkermes, at Alkermes' expense. If Genentech terminates this Agreement pursuant to this
Section 9.2, all rights granted hereunder by Alkermes to Genentech shall immediately revert to Alkermes and neither Party shall have any further obligation to the other hereunder except to the extent otherwise accrued or provided for under this Agreement. In the event Genentech terminates this Agreement pursuant to this Section 9.2 prior to payment of the Bonus Milestone Payment, Genentech shall make the Bonus Milestone Payment on the termination date.


         9.3 BREACH. Failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party (the "Non-Defaulting Party") to give to the Party (the "Defaulting Party") in default written notice specifying the nature of the default and requiring it to make good such default. If such default is not cured within ninety (90) days after the receipt of such notice, the Non-Defaulting Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, in addition to any other remedies available to it by law or in equity, immediately to terminate this Agreement by giving written notice to the Defaulting Party. With respect to either party, a default with respect to its obligations in one country shall not constitute a default with respect to its obligations in any other country. The termination of this Agreement by Alkermes as a result of Genentech's breach under this Section 9.3 shall terminate all rights granted to it hereunder, except that Genentech shall pay the Bonus Milestone Payment. The right of a Party to terminate this Agreement, as hereinafter provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default. Upon any termination by Genentech under this Section 9.3, the Parties shall have the rights and obligations set forth in Section 9.7.

         9.4 INSOLVENCY OR BANKRUPTCY. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement, by written notice to the other Party in the event the other Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any


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other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party, and any such event shall have continued for sixty (60) days undismissed, unbonded and undischarged.

         9.5 ACCRUED RIGHTS. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights, which shall have accrued to the benefit of either Party prior to such termination or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations, which are expressly indicated to survive termination or expiration of this Agreement.

         9.6 OWNERSHIP OF CLINICAL DATA. All data produced as a result of clinical trials conducted under this Agreement shall be owned by Genentech, except to the extent in conflict with the requirements of any regulatory agency from which the Parties have received, will apply to receive or have applied to receive Regulatory Approval, and such ownership shall survive any expiration or termination of this Agreement. Genentech shall be named as the applicant in any regulatory submission to be made hereunder and shall be the holder of all Regulatory Approvals. Alkermes may use such data for any purpose contemplated by this Agreement. Such data shall be considered Disclosed Confidential Information.

         9.7 RIGHTS AND OBLIGATIONS UPON TERMINATION. In the event of termination by Genentech for a material breach by Alkermes or upon expiration of this Agreement, if Alkermes was previously manufacturing Licensed Product for Genentech, Alkermes shall remain responsible for its supply obligations hereunder until Alkermes has fully transferred and enabled Genentech or its designee to perform all of Alkermes' supply obligations. Such transfer shall include making its personnel and other resources reasonably available to Genentech as necessary to effect an orderly transition of manufacture of Licensed Product, with the costs of providing such personnel and resources to be borne by Genentech, in the event of expiration, and by Alkermes, in the event of termination by Genentech for material breach. Such transfer will take place, at Genentech's option, at any time after expiration in any of the Major Market Countries or the United States until expiration in the last country, in the event of transfer due to expiration. In addition, Genentech shall thereafter have an exclusive license in all countries after termination by Genentech for a material breach by Alkermes for which it shall pay a XXXXXXXXXXXXXXXX royalty on Net Sales if Alkermes had previously completed a Phase I or Phase I/II clinical trial with respect to such Licensed Product. In the event of a termination by Genentech for a material breach by Alkermes or upon expiration of this Agreement, Genentech shall reimburse Alkermes for Development Funds expended through the date of termination, so long as such funds were spent in


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accordance with the 1999/2000 Development Budget or 2001/2002 Development
Budget, as applicable.

         9.8 OPTION TO COMMERCIALIZE. If Genentech terminates this Agreement pursuant to Section 9.2 or if Genentech does not make the Bonus Milestone Payment by December 31, 2001, Alkermes will have the option to continue the development and commercialization of the 1st and 2nd Generation Formulations of the Licensed Products pursuant to a license and cost plus supply agreement to be negotiated in good faith by the parties and with commercially reasonable terms.

         9.9 CHANGE OF CONTROL. In the event of a change of control of Alkermes Parent, Alkermes Parent, its third party acquiror or its successor will have the rights described in the Discontinuation Agreement between Genentech and Alkermes Parent dated the date hereof (the "Discontinuation Agreement"). It is acknowledged that any exercise by Alkermes Parent of its rights under the Discontinuation agreement shall not in and of itself trigger a termination of this Agreement.

10.      PATENT RIGHTS

         10.1 SOLE INVENTIONS. The Parties recognize that either Party may independently and separately make inventions during the course of this Agreement relating to human growth hormone, delivery systems for human growth hormone, PLGA encapsulation of proteins or otherwise related to the scope of this Agreement but not as a result of activities performed pursuant to this Agreement. Each Party shall retain title to inventions and knowhow, whether or not patentable, made or owned solely by it or on its behalf which do not arise out of the activities performed by it or on its behalf under this Agreement ("Sole Knowhow"). In such event, the Party making the invention shall be the sole owner of that invention and of any patent applications and patents thereon (including inventor's certificates) and shall be solely responsible for the filing, prosecution and maintenance of all such patent application and patents. Except as provided in this Agreement, neither Party shall have any right to use or license knowhow to which the other Party has sole title.

         10.2 JOINT PATENTS. All inventions conceived or first reduced to practice as a result of activities performed pursuant to this Agreement shall be jointly owned by Genentech and Alkermes. In addition, the event that it is determined, in accordance with applicable law, that both: (i) employees or agents of Genentech or any other persons obliged to assign such invention to Genentech, and (ii) employees or agents of Alkermes or any other persons obliged to assign such invention to Alkermes, are joint inventors of an invention, the Parties shall jointly own patents, inventor's certificates and applications therefor covering such invention. With respect to any sole or joint

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



inventions arising as a result of activities performed under this Agreement, Alkermes and Genentech shall require the Alkermes and/or Genentech inventors to assign all such inventions to Genentech and Alkermes as joint owners; provided however, that within thirty (30) days of the termination of the Agreement for any of the reasons provided in Section 9 hereof, Alkermes and Genentech shall assign all issued and pending United States and foreign patents and applications covering inventions arising hereunder according to the following: (i) patent applications or patents naming only Alkermes inventors shall be assigned to Alkermes, (ii) patent applications or patents naming only Genentech inventors shall be assigned to Genentech and (iii) patent applications and patents naming both Alkermes and Genentech inventors shall remain jointly assigned to Alkermes and Genentech. With respect to any joint invention or jointly owned invention, Genentech shall prosecute all such patents relating to Genentech Technology and Alkermes shall prosecute all such patents relating to the Alkermes Technology. The party having such obligation to prosecute will be referred to herein as the "Controlling Party". The Controlling Party shall have the right (but not the obligation) to undertake such filings, prosecutions and maintenance at its sole expense, provided that: (a) the Controlling Party notifies the non-Controlling Party within one (1) month after the filing of any patent application by the Controlling Party and (b) the Controlling Party provides the non-Controlling Party, a reasonable time prior to taking or failing to take any action that would substantially affect the scope or validity of rights under any patent applications or patents (including but not limited to substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional application (which shall not be unreasonably delayed), abandoning any patent or not filing or perfecting the filing of any patent application), with notice of such proposed action or inaction so that the non-Controlling Party has a reasonable opportunity to review and assume the prosecution or maintenance thereof. In the event that the Controlling Party fails to undertake the filing of a patent application (or continuing or divisional application) within ninety
(90) days of being designated as the Controlling Party with respect to such patent application, the non-Controlling Party may undertake such filing, prosecution and maintenance at its sole expense. Notwithstanding the foregoing, the Parties shall assist each other to the maximum extent reasonable in securing intellectual property rights resulting from activities conducted hereunder. As to enforcement of jointly owned patents, including actions against an infringer, the Parties shall consult with each other in good faith as to the best manner in which to proceed. The Parties agree as a basic principle that in the case of such actions against infringers, the expenses incurred and damages awarded shall be for the account of the Party or Parties which take such actions to the extent of their financial participation therein.

         10.3 INFRINGEMENT CLAIMS RELATING TO GENENTECH TECHNOLOGY. Genentech shall defend, at its sole cost and expense, any legal proceedings brought against it or

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



Alkermes claiming that Alkermes' manufacture of any Licensed Product under this Agreement constitutes an infringement of third party patent rights arising out of the use of Genentech Knowhow or the practice of Genentech Patents, except to the extent that any such proceedings shall arise from the gross negligence or willful misconduct of Alkermes and shall indemnify and hold Alkermes harmless from any damages or expenses incurred or awarded as the result of any settlement related thereto agreed to by Genentech or judgment against Alkermes, provided that Alkermes gives Genentech written notice of any such claim or the institution of any suit or suits against it within thirty (30) days after Alkermes has knowledge of any such claim or suit or suits, that Alkermes assist Genentech, at Genentech's expense, in the investigation of, preparation for and defense of any such claim or suit or suits, and that Alkermes not compromise or settle any such claim or suit or suits without Genentech's written consent. Alkermes' failure to notify Genentech of such claim or suit or suits within thirty (30) days shall not obviate its right to receive indemnification hereunder so long as such failure does not materially prejudice the defense of such claim or suit or suits. Genentech shall promptly notify Alkermes in writing of the institution of any suit by a third party against Genentech for patent infringement involving the manufacture, use, sale, distribution or marketing of Licensed Product arising out of the activities carried out pursuant to this Agreement.

         10.4 INFRINGEMENT CLAIMS RELATING TO THE ALKERMES TECHNOLOGY. Alkermes shall defend, at its sole cost and expense, any legal proceedings brought against it or Genentech claiming that Alkermes' manufacture of any Licensed Product or Genentech's manufacture, use, sale, distribution or marketing of Licensed Product hereunder constitutes an infringement of third party patent rights arising out of the use of Alkermes Knowhow or the practice of Alkermes Patents, except to the extent that any such proceedings shall arise from the gross negligence or willful misconduct of Genentech, and shall indemnify and hold Genentech harmless from any damages or expenses incurred or awarded as the result of any settlement related thereto agreed to by Alkermes or judgment against Genentech, provided that Genentech gives Alkermes written notice of any such claim or the institution of any suit or suits against it within thirty (30) days after Genentech has knowledge of any such claim or suit or suits, that Genentech assist Alkermes, at Alkermes' expense, in the investigation of, preparation for and defense of any such claim or suit or suits, and that Genentech not compromise or settle any such claim or suit or suits without Alkermes' written consent. Genentech's failure to notify Alkermes of such claim or suit or suits within thirty (30) days shall not obviate its right to receive indemnification hereunder so long as such failure does not materially prejudice the defense of such claim or suit or suits. Alkermes shall promptly notify Genentech in writing of the institution of any suit by a third party against Alkermes for patent infringement involving the manufacture, use, sale, distribution or marketing of Licensed Product arising out of the activities carried out pursuant to this Agreement.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



         10.5 SURVIVAL. This Section 10 shall survive the termination or expiration of this Agreement.

11.      INDEMNIFICATION

                  (a) Genentech hereby agrees to save, defend and hold Alkermes and its agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees ("Losses") except for patent claims handled under Section 10, resulting directly from the marketing, packaging, testing, labeling, manufacture, use, or sale of Licensed Products in the United States and the Territory by Genentech, except to the extent such Losses result from the negligence or willful misconduct of Alkermes.

                  (b) Alkermes hereby agrees to save, defend and hold Genentech and its agents and employees harmless from and against any and all Losses except for patent claims handled under Section 10, resulting directly from the manufacture of Licensed Products by Alkermes, except to the extent such Losses result from the negligence or willful misconduct of Genentech.

                  (c) In the event that one Party is seeking indemnification under this Section 11 (the "Indemnified Party"), it shall inform the other Party (the "Indemnifying Party") of a claim as soon as reasonably practicable after the Indemnified Party receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

                  (d) This Section 11 shall survive termination or expiration of this Agreement.

12.      MISCELLANEOUS PROVISIONS

         12.1 NO PARTNERSHIP. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

         12.2 ASSIGNMENTS. Neither Party shall assign any of its rights or obligations hereunder except: (i) as incident to the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or voting control of

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



the assigning Party; (ii) to any wholly-owned subsidiary if the assigning Party remains liable and responsible for the performance and observance of all of the subsidiary's duties and obligations hereunder; or (iii) with the consent of the other Party. This Agreement shall be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of such Party's successor's and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 12.2 shall be void.

         12.3 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         12.4 NO TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names "Alkermes" or "Genentech" or any other trade name or trademark of Alkermes or Genentech in connection with the performance of this Agreement.

         12.5 PUBLIC ANNOUNCEMENTS. Except as may otherwise be required by law or regulation, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior consent of the other Party unless the nature of the information has been previously approved for disclosure. If the nature of the information has been approved, this Section
12.5 will no longer apply to that information.

         12.6 ADVERSE EVENT REPORTS. In order to comply with adverse event reporting regulations of the FDA (as provided in Title 21 of the Code of Federal Regulations) and other international regulatory agencies, each of Genentech and Alkermes acknowledge that once the Parties hereunder are selling and/or clinically testing in humans any Licensed Product they must report promptly to each other the occurrence of adverse events regarding such products for timely reporting to the FDA and other reporting agencies. The specific terms of the adverse event data exchange between the appropriate parties shall be set forth in a separate agreement and identify the departments responsible for safety surveillance at each entity.

         12.7 ENTIRE AGREEMENT OF THE PARTIES; AMENDMENTS. This Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof, including the 1996 License Agreement. No waiver, modification or amendment of any provision of this Agreement shall be valid or


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



effective unless made in writing and signed by a duly authorized officer of each of the Parties.

         12.8 SEVERABILITY. In the event any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or either of the parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the Parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement.

         12.9 CAPTIONS. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

         12.10 APPLICABLE LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California.

         12.11 NOTICES AND DELIVERIES. Any notice, requests, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by fax with a confirming copy sent by overnight courier, overnight courier, or registered mail to the Party to whom it is directed at its address shown below or such other address as such party shall have last given by notice to the other Party. Any such notice, requests, delivery, approval or consent shall be deemed received on the date of fax or hand delivery, one (1) business day after deposit with an overnight courier, or three (3) days after deposit of the registered mail with the U.S. postal service.


                  IF TO ALKERMES, ADDRESSED TO:

                  Alkermes Controlled Therapeutics, Inc.
                  64 Sidney Street
                  Cambridge, MA  02139
                  Attention:  President
                  Telephone:  617-494-0171
                  Fax:        617-494-9255


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                  IF TO GENENTECH, INC., ADDRESSED TO:

                  Genentech, Inc.
                  1 DNA Way
                  South San Francisco, California  94080
                  Attention:  Corporate Secretary
                  Telephone:  650-225-1000
                  Fax:        650-952-9881

         12.12 PREVAILING PARTY. In the event of any dispute which results in a suit or other legal proceeding to construe or enforce any provision of this Agreement or because of an alleged breach, default or misrepresentation in connection with any of the provisions of this Agreement, the parties agree that the prevailing party or parties (in addition to all other amounts and relief to which such party or parties may be entitled) shall be entitled to recover reasonable attorneys' fees and other costs incurred in any action or proceeding.

         12.13 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.14 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by a Party and shall be able to be relied fully on by the Parties.


                                       29
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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



         IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their respective duly authorized officers as of the day and year first above written, each copy of which shall for all purposes be deemed to be an original.


ALKERMES CONTROLLED THERAPEUTICS, INC.    GENENTECH, INC.


BY: /S/ JAMES M. FRATES                   BY: /S/ WILLIAM D. YOUNG
    -----------------------------             ----------------------------------
                                                       WILLIAM D. YOUNG

TITLE:         VICE PRESIDENT             TITLE:   CHIEF OPERATING OFFICER
    -----------------------------             ----------------------------------


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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                   Exhibit B

                     2nd General Formulation Pre-Clinical,
                        Manufacturing and Clinical Plan


XXXXXXXXXXXXXX

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                   Exhibit C


                        Nutropin Depot Development Plan


XXXXXXXXXXXXXXXXXXXX

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                   Exhibit D


                2nd Generation Formulation Development Plan and
                              Budget for 1999-2000

                                                              External    Total
                           # Patients                Total     Costs      Costs
Activity    Start-Finish   (all Naive)   Comments     FTEs      (MM)      ($000)
  XXX            XXX          XXX          XXX        XXX       XXX        XXX

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                   Exhibit D

                      Nutropin Depot Budget for 1999-2000

                                                              External    Total
                           # Patients                Total     Costs      Costs
Activity    Start-Finish   (all Naive)   Comments     FTEs      (MM)      ($000)
  XXX            XXX          XXX          XXX        XXX       XXX        XXX

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "X" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                   Exhibit E

                2nd Generation Formulation Development Plan and
                              Budget for 2001-2002

                                                              External    Total
                           # Patients                Total     Costs      Costs
Activity    Start-Finish   (all Naive)   Comments     FTEs      (MM)      ($000)
  XXX            XXX          XXX          XXX        XXX       XXX        XXX